PRESS RELEASE	FOR IMMEDIATE RELEASE
September 14, 2026

Five Star Bancorp Deepens Community Commitment with Appointment of Lydia Ramirez as Chief External Affairs Officer

New executive role places dedicated expertise behind Five Star Bank’s commitment to listen, partner, and respond to communities across California

RANCHO CORDOVA, California – September 14, 2026 – Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”), a holding company that operates through its wholly owned banking subsidiary, Five Star Bank, today announced the appointment of Lydia Ramirez as Executive Vice President / Chief External Affairs Officer, a newly created role that puts dedicated professional leadership behind the bank’s commitment to community. Ramirez will help ensure local priorities directly inform how Five Star serves clients, invests in partnerships, and grows across California.

Ramirez will lead Five Star’s enterprise-wide external affairs strategy and serve as a direct connection among the bank, its clients, and community partners in current and future markets. Her mandate is clear: listen to local voices, identify evolving needs, and translate those insights into responsive partnerships and meaningful action. The appointment reflects Five Star’s belief that responsible growth begins with understanding—and being accountable to—the communities it serves. This new role follows a string of expansions for Five Star Bank over the past year. Recent expansions to Lodi, Southern California, and Walnut Creek have solidified its growing footprint across the Golden State.

“Our commitment to community must be visible in how we listen, where we invest, and how we act,” said James Beckwith, President and CEO of Five Star. “Creating this role and appointing a trusted professional like Lydia puts expertise, leadership, and accountability behind that commitment. As we continue to expand, Lydia’s banking experience, community relationships, and proven ability to bring people together will help us understand local priorities, respond with purpose, and focus our resources where they can make the greatest impact.”

Ramirez brings nearly two decades of senior-level banking experience in strategic operations, sales management, client advocacy and team leadership, along with deep knowledge of the communities the bank serves. Her board service includes the Sacramento Hispanic Chamber of Commerce, Capital Black Chamber of Commerce, United Way California Capital Region, Valley

Vision, Downtown Sacramento Partnership, Sacramento Food Bank & Family Services and the Sacramento Metropolitan Chamber Political Action Committee (Metro-PAC). She also serves on the advisory boards of the Sacramento State University College of Business Advisory Council and Creciente, a Latinx leadership program.

A 2021 Leadership Sacramento alumna and Class XXVI Senior Fellow of the American Leadership Forum, Ramirez earned bachelor’s degrees in psychology and Spanish from the University of California, Davis, and a Master of Business Administration degree from California State University, Sacramento. She is also a graduate of the California Bankers Association Executive Banking School.

Ramirez has been widely recognized for her leadership, including through honors from the Sacramento Business Journal’s 40 Under 40, Women Who Mean Business and Champions for DE&I; Comstock’s Magazine’s Women in Leadership; the Sacramento Bee’s inaugural Top 25 Latino Change Makers; the Association of Latino Professionals for America’s 50 Most Powerful Latinas; the National Association of Women Business Owners Sacramento Valley Chapter’s Outstanding Women Leaders; the Sac Cultural Hub Media Foundation’s Exceptional Women of Color Award; the Sacramento Hispanic Chamber of Commerce’s Champion Latina Estrella Award; the American Leadership Forum Mountain Valley Chapter’s Exemplary Leaders; and the California Hispanic Chambers of Commerce’s Minerva Empresaria Award.

About Five Star Bancorp
Five Star is a bank holding company headquartered in Rancho Cordova, California. Five
Star operates through its wholly owned banking subsidiary, Five Star Bank. The bank has ten branches in California. For more information, visit https://www.fivestarbank.com.

Special Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phrases of similar meaning. The Company cautions that the forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties, which change over time, and other factors, which could cause actual results to differ materially from those currently anticipated. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. If one or more of the factors affecting the Company’s forward-looking information and statements proves incorrect, then the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this press release. Therefore, the Company cautions you not to place undue reliance on the Company’s forward-looking information and statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under the section entitled “Risk Factors,” and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company disclaims any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Investor Contact:
Heather C. Luck, Chief Financial Officer
Five Star Bancorp
(916) 626-5008
hluck@fivestarbank.com

Media Contact:
Shelley R. Wetton, Chief Marketing Officer
Five Star Bancorp
(916) 284-7827
swetton@fivestarbank.com